Exhibit 10.55

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

AMENDMENT NUMBER TWO

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 31, 2013, as Amended and Restated to and Including June 17, 2016

among

CALIBER HOME LOANS, INC.,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER TWO (this “Amendment Number Two”) is made this 16th day of June, 2017, among CALIBER HOME LOANS, INC., a Delaware corporation (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of May 31, 2013, as Amended and Restated to and including June 17, 2016, among Seller, Buyer and Agent, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement to modify certain wire instructions thereunder, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of June 16, 2017 (the “Amendment Effective Date”),

(a) The definition of Calculation Period in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Calculation Period” shall mean, with respect to any Transaction, (a) initially, the period commencing on the related Purchase Date to but excluding the first Repurchase Date to occur after that Purchase Date; and (b) thereafter, each period commencing on the last day interest was paid with respect to such Transaction to but excluding the next Repurchase Date. Notwithstanding the foregoing, no Calculation Period may end after the Termination Date.

(b) Section 1.01 of the Agreement is hereby amended by adding the following new definitions immediately following the definition of Non-Exempt Person to read in its entirety as follows:

“Non-QM Mortgage Loan” shall mean a Mortgage Loan that is not a “qualified mortgage” as defined by 12 CFR 1026.43(e) because such Mortgage Loan is an “interest-only” Mortgage Loan, but which satisfies the Ability to Repay Rule.

“Non-QM Mortgage Loan Underwriting Overlay” shall mean the underwriting guidelines of Seller with respect to the origination of any Non-QM Mortgage Loan which complies with the Ability to Repay Rule.

(c) The definition of Repurchase Date in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Repurchase Date” shall mean the date occurring on (i) the last day of each month following the related Purchase Date (or if such date is not a Business Day, the following Business Day), (ii) such earlier date provided under the terms of this Repurchase Agreement, or (iii) the Termination Date. In no event shall the Repurchase Date for any Transaction occur after the Termination Date.

(d) The definition of Termination Date in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Termination Date” shall mean June 15, 2018 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(e) The definition of Underwriting Guidelines in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Underwriting Guidelines” shall mean the underwriting guidelines attached as Exhibit E hereto, which comply with all current requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA and RHS, as applicable, in effect as of the date of this Repurchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with terms of this Repurchase Agreement, and with respect to any Non-QM Mortgage Loans, the Non-QM Mortgage Loan Overlay in effect as of the date of this Repurchase Agreement; provided that the Agent shall approve any amendments pursuant to Section 7.09.

(f) Section 2.01(c) of the Agreement is hereby amended to read in its entirety as follows:

(c) Notwithstanding anything to the contrary, any purchase of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan hereunder shall be made on an uncommitted basis and the Buyer shall have no obligation to enter into Transactions with respect to any Jumbo Mortgage Loans or Non-QM Mortgage Loans, which Transactions shall be entered into in the sole discretion of Buyer

(g) the wire instructions in Section 3.01(a) of the Agreement are hereby amended to read in their entirety as follows:

Account No. [***], CITIBANK NYC, ABA No. [***], Attn: Whole Loans, Ref: Caliber Home Loans, Inc.

(h) Section 6.03(b) of the Agreement is hereby amended by deleting “March 31, 2016” in the one place it appears and replacing it with March 31, 2017.

(i) Section 6.28 of the Agreement is hereby amended to read in its entirety as follows:

6.28 Origination and Acquisition of Mortgage Loans. The Mortgage Loans were originated by the Seller or a Qualified Originator, and the origination and collection practices used by the Seller or Qualified Originator, as applicable, with respect to the Mortgage Loans have been, in all material respects legal and in compliance with all laws with respect to unfair and deceptive lending practices and Predatory Lending Practices, proper, prudent and customary in the residential mortgage loan origination and servicing business and in accordance with the Underwriting Guidelines, and (a) except with respect to any Jumbo Mortgage Loans, in accordance with FHA, VA, RHS, Ginnie Mae, Fannie Mae and Freddie Mac standards as applicable (other than, in the case of Non-QM Mortgage Loans with conforming balances that such Mortgage Loans may be interest only Mortgage Loans), and, (b) with respect to any Jumbo Mortgage Loan, the underwriting guidelines of the applicable Takeout Investor, if any. All Agency Mortgage Loans are in conformity with the Underwriting Guidelines and are eligible for sale to Fannie Mae or Freddie Mac or for guaranty by Ginnie Mae, the VA or the RHS or for insurance by the FHA, and satisfy all applicable requirements for delivery to the appropriate Agency. Each of the Mortgage Loans complies with the representations and warranties listed in Schedule 1 hereto. The Seller shall assure that the Buyer has access to the Freddie Mac Loan Prospector (LP) Fannie Mae DeskTop Underwriting (DU) to confirm the approved status of the Mortgage Loans under such programs; provided that LP and DU are not used for Mortgage Loans that are part of the “VA IRRRL” or “FHA Streamline” programs.

(j) The second sentence to Section 7.08 of the Agreement is hereby amended to read in its entirety as follows:

The Seller shall provide notice upon becoming aware of any penalties, sanctions or charges levied, or threatened to be levied, against it or any change or threatened change in approval status, or the commencement of any Agency audit (other than an audit conducted for due diligence purposes in the normal course of business by an Agency in accordance with the Agency’s policies) or investigation (other than a non-material loan level investigation that is not reasonably likely to result in any adverse action by any Agency), or the institution of any action or the threat of institution of any action against Seller by any Agency, HUD or any other agency, or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, the Seller.

(k) Section 7.12 of the Agreement is hereby amended to read in its entirety as follows:

7.12 Removal of Mortgage Loans in Violation of the Ability to Repay Rule. Notwithstanding anything contained herein to the contrary, the Seller hereby covenants and agrees to follow all instructions or directions received from Buyer (including repurchasing any Mortgage Loan at a price equal to the Repurchase Price allocable to such Mortgage Loan), at any time during the term of this Repurchase Agreement, with respect to any Mortgage Loan in which there are any actions, suits, arbitrations, investigations or proceedings pending or threatened against the Seller that question or challenge the compliance of the Mortgage Loan with 12 CFR 1026.43(c), including all applicable official staff commentary (the “Ability to Repay Rule”).

(l) The second sentence of Section 7.16 of the Agreement is hereby amended to read in its entirety as follows:

For purposes of this Section 7.16, Net Income shall be determined (i) without taking into account any changes or adjustments in the fair value of any mortgage servicing rights owned by the Seller, and (ii) by excluding gains or losses associated with hedges related to the mortgage servicing rights owned by Seller to the extent such gains or losses are inversely correlated to the change in fair market value of such mortgage servicing rights.

(m) Section 8(k) of the Agreement is hereby amended to read in its entirety as follows:

(k) the Seller or any of the Seller’s Affiliates shall be in default under, or fail to perform as required under, any note, indenture, repurchase agreement, loan and security agreement, credit facility, guaranty, swap agreement or any other contract to which it is a party and which provides for a maximum available principal balance of not less than $[***], including, without limitation, any MS Indebtedness (without regard to the maximum available principal balance of such MS Indebtedness), which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations or permits the prepayment of any indebtedness thereunder by any other party to or beneficiary of such note, indenture, repurchase agreement, guaranty, swap agreement or other contract; or

(n) The wire instructions in Section 12.02(c) of the Agreement are hereby amended to read in their entirety as follows:

Account No: [***], CITIBANK NYC, ABA No. [***], Attn: Whole Loans, Ref: Caliber Home Loans, Inc.

(o) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (i) in its entirety and replacing it with the following

(i) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single or contiguous parcel of real property with a dwelling which, (a) in the case of an Agency Mortgage Loan, is acceptable under the Underwriting Guidelines and is acceptable to the related Agency pursuant to the applicable Agency Guide and, (b) in the case of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan is acceptable under the Underwriting Guidelines and the underwriting guidelines of the applicable Takeout Investor, if any. No residence or dwelling is a mobile home. With respect to each Mortgage Loan that is secured by a manufactured dwelling, (i) such manufactured dwelling is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located and (ii) such manufactured dwelling meets the requirements of the applicable Agency. No portion of the Mortgaged Property is used for commercial purposes.

(p) Clause (a) to sub-section (o) of Part I of Schedule 1 of the Agreement is hereby amended to read in its entirety as follows:

(a) in the case of a Jumbo Mortgage Loan, [***] and in the case of a Non-QM Mortgage Loan, [***], and

(q) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (v) in its entirety and replacing it with the following

(v) Conformance with Underwriting Guidelines and Agency Standards. Except as otherwise consented to by the Agent, in its sole discretion, in writing, the Mortgage Loan was underwritten in accordance with the Underwriting Guidelines and all provisions of (a) in the case of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan, the underwriting guidelines of the applicable Takeout Investor, if any; and (b) in the case of an Agency Mortgage Loan, the applicable Agency Guide. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or Ginnie Mae, as applicable, and in the case of any Jumbo Mortgage Loan or a Non-QM Mortgage Loan, Fannie Mae, Freddie Mac and the related Takeout Investor, and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(r) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (jj) in its entirety and replacing it with the following

(jj) Appraisal. With respect to each Mortgage Loan, other than an Agency Mortgage Loan for which the related Agency has granted a property inspection waiver, the Mortgage File contains an appraisal of the related Mortgaged Property or Cooperative Unit signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or Cooperative Unit or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of (a) in the case of a Jumbo Mortgage Loan or a Non-QM Mortgage Loan, Fannie Mae and Freddie Mac, or (b) in the case of an Agency Mortgage Loan, Fannie Mae, Freddie Mac, Ginnie Mae, FHA, RHS or VA, as applicable, and in any case, Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated; provided that, with respect to any Agency Mortgage Loan which is a streamlined Mortgage Loan, to the extent acceptable to the related Agency, such Mortgage Loan shall not be required to have an updated appraisal if such Mortgage Loan complies with all of the applicable appraisal requirements of such applicable Agency.

(s) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (ww) in its entirety and replacing it with the following

(ww) HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, (d) a High Cost Loan (as such term is defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E), or (e) a Covered Loan (as such term is defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E) except to the extent such Covered Loan is a “Qualified Mortgage” as defined in Section 129C(b) of the federal Truth-in-Lending Act, 15 U.S.C. 1639c(b) and as further defined in Regulation Z, 12 C.F.R. Part 1026.43(e), as may be amended from time to time.

(t) Part I of Schedule 1 of the Agreement is hereby amended by deleting sub-section (ddd) in its entirety and replacing it with the following:

(ddd) ATR; Qualified Mortgages. With respect to each Mortgage Loan, where an application for the Mortgage Loan was taken on or after January 10, 2014, such Mortgage Loan: (i) complies with the “ability to repay” standards as set forth in Section 129C(a) of the federal Truth-in-Lending Act, 15 U.S.C. 1639c(a), as further noted in Regulation Z, 12 C.F.R Part 1026.43(c), as may be amended from time to time; (ii) except with respect to any Non-QM Mortgage Loan, is a “Qualified Mortgage” as defined in Section 129C(b) of the federal Truth-in-Lending Act, 15 U.S.C. 1639c(b) and as further defined in Regulation Z, 12 C.F.R. Part 1026.43(e), as may be amended from time to time; and (iii) has a Mortgage File that contains all necessary third-party records and other evidence and documentation to demonstrate such compliance with 12 C.F.R. Part 1026.43(e) and 12 C.F.R. Part 1026.43(c) (the “Documentation Capsule”). The Seller shall provide in connection with the delivery of each Mortgage Loan, a Documentation Capsule in the Mortgage File and Servicing File that fully documents how each Mortgage Loan meets the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). The Documentation Capsule shall contain all reasonably reliable third party records used by the Seller to prove that each Mortgage Loan complies with the ability to repay requirements of 12 C.F.R. § 1026.43(c) as the same may be amended from time to time (or any successor statute or regulation). The Documentation Capsule shall also include an evidentiary summary cover checklist that specifically enumerates each of the eight underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation), and summarizes how each element of the checklist is satisfied by the Loan, which shall be certified by either (i) the Seller’s underwriter or (ii) the credit officer of the Seller involved in the origination of such Mortgage Loan (the “ATR Checklist”).

(u) The definition of Loan to Value Ratio or LTV Part II of Schedule 1 of the Agreement is hereby amended to read in its entirety as follows:

“Loan-to-Value Ratio” or “LTV” means (a) with respect to any Jumbo Mortgage Loan or Non-Qualified Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (i) the Appraised Value of the Mortgaged Property at origination or (ii) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property, and (b) with respect to any Agency Mortgage Loan, the loan to value ratio of such Mortgage Loan as determined in accordance with the Agency Guides of the Agency which is insuring or guaranteeing such Mortgage Loan or to which such Mortgage Loan is eligible to be sold.

SECTION 2. Effectiveness. This Amendment Number Two shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Two to the related Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto

SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Two (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Sections 13.04 and 13.06 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Buyer and Agent that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT NUMBER TWO SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT NUMBER TWO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CALIBER HOME LOANS, INC.,
(Seller)

By:	/s/ William Dellal
Name:	W Dellal
Title:	CFO

MORGAN STANLEY BANK, N.A.
(Buyer)

By:	/s/ Sajid Zaidi
Name:	Sajid Zaidi
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)

By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Vice President

Amendment Number Two to MRA